UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	March 10, 2004

BAYOU STEEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9982 (Commission File Number)	72-1125783 (IRS Employer ID Number)

138 Highway 3217, P.O. Box 5000, LaPlace, Louisiana	70069

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(985) 652-4900

Not Applicable

(Former name or former address, if changed since last report)

Item 5.   Other Events and Required FD Disclosure.

          On March 10, 2004, Bayou Steel Corporation, a Delaware corporation (the “Company”), received an unsolicited tender offer from Bayou Steel Properties Limited (“BSPL”), a corporation unrelated to the Company, offering to pay $2.50 per share in cash for all of the Company’s issued and outstanding shares of common stock, par value $0.01 per share, subject to all of the terms and conditions contained in BPSL’s tender offer documentation.

          The Company’s board of directors considered BSPL’s proposal at a special meeting of the Company’s board of directors held on March 12, 2004. The board determined that BSPL’s offer is a financially inadequate proposal that is not in the best interest of the Company’s shareholders. The complete text of the Company’s letter to its shareholders responding to BSPL’s proposal and a press release relating thereto are set forth as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits.

99.1	Letter, dated March 16, 2004, from the Company to its shareholders.

99.2	Press Release, dated March 16, 2004.

[Remainder of page intentionally left blank;
signature on following page.]

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYOU STEEL CORPORATION By: /s/ Richard J. Gonzalez Name: Richard J. Gonzalez Title: Chief Financial Officer

Dated: March 16, 2004

EXHIBIT INDEX

Exhibit Number	Description

99.1	Letter, dated March 16, 2004, from the Company to its shareholders.

99.2	Press Release, dated March 16, 2004.